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                                                                    EXHIBIT 3.77

                            ARTICLES OF AMENDMENT OF
                       VIRGINIA EMERGENCY PHYSICIANS, P.C.

                                       ONE

         The current name of the corporation is Virginia Emergency Physicians, P.C. (the "Corporation"), a professional corporation organized under Title 13.1, Chapter 7 of the Code of Virginia (the "Code"). The Articles of Incorporation of the Corporation are being amended, pursuant to Section 13.1-552 of the Code, in order to convert the Corporation into a nonprofessional corporation governed by the Virginia Stock Corporation Act (Title 13.1, Chapter 9 of the Code),. The new name of the Corporation shall be Virginia Emergency Physicians, Inc.

                                       TWO

         The text of the Articles of Amendment is attached as an Appendix hereto.

                                      THREE

         i.       The Articles of Amendment were adopted on April 19, 1994.

         ii. The Articles of Amendment were adopted by unanimous consent of the shareholders.

                                             By:     /s/ Robert E. Sullivan
                                                     _________________________
                                                     Robert E. Sullivan, M.D.
                                                     President
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                            ARTICLES OF AMENDMENT OF
                       VIRGINIA EMERGENCY PHYSICIANS, P.C.

         The undersigned, pursuant to Chapters 7 and 9 of Title 13.1 of the Code of Virginia, states as follows:

         1.       The name of the Corporation is Virginia Emergency Physicians,
                  Inc.

         2. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Virginia Stock Corporation Act.

         3. The number and class of shares the Corporation is authorized to issue:

                           Number of Shares Authorized        Class

                                    25,000                    common

         4.       A.       The Corporation's initial registered address,
                           including street and number, is CT Corporation
                           System, 5511 Staples Mill Road, Richmond, Virginia
                           23228.

                  B. The registered office is located in the city of Richmond, County of Henrico.

         5.       A.       The name of the Corporation's initial registered
                           agent (whose business office is identical with the above-registered office) is Edward R. Parker.

                  B. The initial registered agent is an individual who is a resident of Virginia and a member of the Virginia State Bar.

         6. The initial Board of Directors shall have two members, as follows:

                  Name                             Address

                  Joseph J. Badal, M.D.            122 Greenbriar
                                                   Williamsburg, Virginia 23185

                  Naresh Nagpal, M.D.              2378 NW 60th Street
                                                   Boca Raton, Florida 33496

                                                   /s/ Robert E. Sullivan
                                                   -----------------------------

                                                   Robert E. Sullivan, M.D.
                                                   -----------------------------
                                                   (Print Name)


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                          ARTICLES OF INCORPORATION OF
                       VIRGINIA EMERGENCY PHYSICIANS, P.C.

         The undersigned, pursuant to Chapters 7 and 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

         1.       The name of the Corporation is Virginia Emergency Physicians,
                  P.C.

         2. The Corporation is organized for the sole and specific purpose of rendering the professional services of emergency medicine.

         3. The number (and classes, if any) of shares the Corporation is authorized to issue:

                           Number of Shares Authorized           Class(s)

                                    25,000                        common

         4.       A.       The Corporation's initial registered office
                           address, including street and number is 5511 Staples
                           Mill Road, Richmond, Virginia 23228.

                  B. The registered office is located in the County of Henrico.

         5.       A.       The name of the Corporation's initial registered
                           agent (whose business office is identical with the above-registered office) is Edward R. Parker.

                  B. The initial registered agent is an individual who is a resident of Virginia and a member of the Virginia State Bar.

         6.       The initial Board of Directors shall have one member.

         7. The undersigned Incorporator is duly licensed or legally authorized to render (in Virginia) the professional services of emergency medicine.

                                             /s/ Robert Sullivan
                                             -----------------------------------


                                             Robert Sullivan, M.D.
                                             -----------------------------------
                                                         [Print Name]


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